Exhibit 4(f)


                           MINNESOTA POWER & LIGHT COMPANY

                                OFFICER'S CERTIFICATE


               James K. Vizanko, the Treasurer of Minnesota Power & Light Company (the "Company"), pursuant to the authority granted in the
          Board Resolutions of the Company dated               1996, and
          Sections 201 and 301 of the Indenture defined herein, does hereby certify to The Bank of New York (the "Trustee"), as Trustee under the Indenture of the Company (For Unsecured Subordinated Debt
          Securities relating to Trust Securities) dated as of            ,
          1996 (the "Indenture") that:

               1.   The securities of the first series to be issued under
                    the Indenture shall be designated "        % Junior
                    Subordinated Debentures, Series  , due
                                " (the "Debentures of the First Series").
                    The Debentures of the First Series are to be issued to MP&L Capital I, a Delaware statutory business trust (the "Trust"). All capitalized terms used in this certificate which are not defined herein but are defined in the Indenture shall have the meanings set forth in the Indenture;

               2.   The Debentures of the First Series shall be limited in
                    aggregate principal amount to $                      at
                    any time Outstanding, except as contemplated in Section 301(b) of the Indenture;

               3. The Debentures of the First Series shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on;

               4. The Debentures of the First Series shall bear interest from, and including, the date of original issuance, at
                    the rate of      % per annum payable quarterly in
                    arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date")
                    commencing            , 1996.  The amount of interest
                    payable for any such period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full month, on the basis of the actual number of days elapsed in such period. Interest on the Debentures of the First Series will accrue from, and including, the date of original issuance and will accrue to, and including, the first Interest Payment Date, and thereafter will accrue from, and excluding, the last Interest Payment Date through which interest has been paid or duly provided for. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such Interest Payment Date;

               5. Each installment of interest on a Debenture of the First Series shall be payable to the Person in whose name such Debenture of the First Series is registered at the close of business on the Business Day 15 days preceding the corresponding Interest Payment Date (the "Regular Record Date") for the Debentures of the First Series; provided, however, that if the Debentures of the First Series are held neither by the Trust nor by a securities depositary, the Company shall have the right to change the Regular Record Date by one or more Officer's Certificates. Any installment of interest on the Debentures of the First Series not punctually paid or duly provided for shall forthwith cease to be payable to the Holders of such Debentures of the First Series on such Regular Record Date, and may be paid to the Persons in whose name the Debentures of the First Series are registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest. Notice of such Defaulted Interest and Special Record Date shall be given to the Holders of the Debentures of the First Series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures of the First Series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture;

               6. The principal and each installment of interest on the Debentures of the First Series shall be payable at, and registration and registration of transfers and exchanges in respect of the Debentures of the First Series may be effected at, the office or agency of the Company in The City of New York; provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto. Notices, demands to or upon the Company in respect of the Debentures of the First Series may be served at the office or agency of the Company in The City of New York. The Trustee will initially be the agency of the Company for such service of notices and demands; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates any such office or agency. The Company will be the Security Registrar and the Paying Agent for the Debentures of the First Series;

               7.   The Debentures of the First Series will be redeemable
                    on or after                     at the option of the
                    Company, at any time and from time to time, in whole or in part, at a redemption price equal to 100% of the principal amount of the Debentures of the First Series being redeemed, together with any accrued interest, including Additional Interest, if any, to the redemption date, upon not less than 30 nor more than 60 days' notice given as provided in the Indenture. The Company, however, may not redeem less than all Outstanding Debentures of the First Series unless the conditions specified in the last paragraph of this item are met;

                    The Debentures of the First Series will also be redeemable at any time at the option of the Company upon the occurrence and during the continuation of a Tax Event or an Investment Company Event in whole but not in part, at a redemption price equal to 100% of the principal amount of the Debentures of the First Series then Outstanding plus any accrued and unpaid interest, including Additional Interest, if any, to the redemption date, upon not less than 30 nor more than 60 days' notice given as provided in the Indenture. "Tax Event" means the receipt by the Trust of an opinion of counsel (which may be counsel to the Company or an affiliate but not an employee thereof and which must be acceptable to the Property Trustee under the Trust Agreement) experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the
                    date of original issuance of the    % Cumulative
                    Quarterly Income Preferred Securities, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to income received or accrued on the Debentures of the First Series, (ii) interest payable by the Company on the Debentures of the First Series, is not, or within 90 days of the date thereof will not be, deductible, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges. "Investment Company Event" means the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority to the effect that the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which change in law becomes effective on or after the date of original
                    issuance of the     % Cumulative Quarterly Income
                    Preferred Securities.

                    The Debentures of the First Series will also be redeemable, in whole but not in part, at the option of the Company upon the termination and liquidation of the Trust pursuant to an order for the dissolution, termination or liquidation of the Trust entered by a court of competent jurisdiction at a redemption price equal to 100% of the principal amount of the Debentures of the First Series then Outstanding plus any accrued and unpaid interest, including Additional Interest, if any, to the redemption date, upon not less than 30 nor more than 60 days' notice given as provided in the Indenture.

                    The Company may not redeem less than all the Debentures of the First Series unless all accrued and unpaid interest (including any Additional Interest) has been paid in full on all Debentures Outstanding under the Indenture for all quarterly interest periods terminating on or prior to the date of redemption or if
                    a partial redemption of   % Cumulative Quarterly Income
                    Preferred Securities would result in a delisting of such securities by any national securities exchange on which they are then listed;

               8. So long as any Debentures of the First Series are Outstanding, the failure of the Company to pay interest on any Debentures of the First Series within 30 days after the same becomes due and payable (whether or not payment is prohibited by the provisions of Article Fifteen of the Indenture) shall constitute an Event of Default; provided, however, that a valid extension of the interest payment period by the Company as contemplated in Section 311 of the Indenture and paragraph (9) of this Certificate shall not constitute a failure to pay interest for this purpose;

               9. Pursuant to Section 311 of the Indenture, the Company shall have the right, at any time and from time to time during the term of the Debentures of the First Series, to extend the interest payment period to a period not exceeding 20 consecutive quarters (an "Extension Period") during which period interest will be compounded quarterly. At the end of the Extension Period, the Company shall pay all interest accrued and unpaid (together with interest thereon at the rate specified for the Debentures of the First Series, compounded quarterly, to the extent permitted by applicable law). However, during any such Extension Period, the Company shall not declare or pay any dividend or distribution (other than a dividend or distribution in common stock of the Company) on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, or make any payment of principal, interest or premium , if any, on or repay, repurchase or redeem any indebtedness that is pari passu with the Debentures of the First Series (including other Securities issued under the Indenture), or make any guarantee payments with respect to the foregoing. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarters at any one time or extend beyond the maturity date of the Debentures of the First Series. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may select a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company will give the Trust or other Holders and the Trustee notice of its election of an Extension Period prior to the earlier of (i) one Business Day prior to the record date for the distribution which would occur but for such election or (ii) the date the Company is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization of the record date;

               10. In the event that, at any time subsequent to the initial authentication and delivery of the Debentures of the First Series, the Debentures of the First Series are to be held by a securities depositary, the Company may at such time establish the matters contemplated in clause (r) in the second paragraph of Section 301 of the Indenture in an Officer's Certificate supplemental to this Certificate;

               11. No service charge shall be made for the registration of transfer or exchange of the Debentures of the First Series; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer;

               12. The Debentures of the First Series shall have such other terms and provisions as are provided in the form set forth in Exhibit A hereto, and shall be issued in substantially such form;

               13.  In the event that the Debentures of the First Series
                    are distributed to holders of     % Cumulative
                    Quarterly Income Preferred Securities as a result of the occurrence of (i) a Tax Event or (ii) an Investment Company Event or (iii) at any time during which the Trust is not or will not be taxed as a grantor trust but a Tax Event has not occurred, the Company will use its best efforts to list the Debentures of the First Series on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed;

               14. The undersigned has read all of the covenants and conditions contained in the Indenture relating to the issuance of the Debentures of the First Series and the definitions in the Indenture relating thereto and in respect of which this certificate is made;

               15. The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein;

               16. In the opinion of the undersigned, he has made such examination or investigation as is necessary to express an informed opinion whether or not such covenants and conditions have been complied with; and

               17. In the opinion of the undersigned, such conditions and covenants and conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent) to the authentication and delivery of the Debentures of the First Series requested in the accompanying Company Order have been complied with.

               IN WITNESS WHEREOF, the undersigned has executed this Officer's Certificate this ____ day of February, 1996.



                                             ______________________________
                                               James K. Vizanko
                                                  Treasurer

          No._______________
          Cusip No.__________

                                                                 EXHIBIT A

                   [FORM OF FACE OF JUNIOR SUBORDINATED DEBENTURE]

                           MINNESOTA POWER & LIGHT COMPANY

                        % JUNIOR SUBORDINATED DEBENTURES, SERIES  ,
                                DUE

               MINNESOTA POWER & LIGHT COMPANY, a corporation duly organized and existing under the laws of the State Minnesota (herein referred to as the "Company", which term includes any successor Person under the Indenture), for value received, hereby promises to pay to ____________________________________, or registered assigns, the principal sum of ____________________
          Dollars on                      , and to pay interest on said
          principal sum, from and including,             , 1996 or from,
          and excluding, the most recent Interest Payment Date through which interest has been paid or duly provided for, quarterly on March 31, June 30, September 30 and December 31 of each year,
          commencing              , 1996 at the rate of      % per annum
          until the principal hereof is paid or made available for payment. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Securities of this series will accrue
          from, and including,             , 1996 through the first
          Interest Payment Date, and thereafter will accrue, from, and excluding, the last Interest Payment Date through which interest has been paid or duly provided for. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the Business Day 15 days preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to on the reverse hereof.

                    Payment of the principal of and premium, if any and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that, at the option of the Company, interest on this Security may be paid by check mailed to the address of the person entitled thereto, as such address shall appear on the Security Register.

                    Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                    Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                    IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                        MINNESOTA POWER & LIGHT COMPANY


                                        By:________________________________

          ATTEST:


          ____________________________


                       [FORM OF CERTIFICATE OF AUTHENTICATION]

                            CERTIFICATE OF AUTHENTICATION

          Dated:

                    This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                        THE BANK OF NEW YORK, as Trustee


                                        By:________________________________
                                                  Authorized Signatory

                  [FORM OF REVERSE OF JUNIOR SUBORDINATED DEBENTURE]


                    This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture,
          dated as of                , 1996 (herein, together with any
          amendments thereto, called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer's Certificate filed
          with the Trustee on             , 1996 creating the series
          designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal
          amount to $               .

                    The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, at
          any time on or after                         as a whole or in
          part, at the election of the Company, at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption with accrued interest to, but not including, the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of such Security, or one or more Predecessor Securities, of record at the close of business on the related Regular Record Date referred to on the face hereof, all as provided in the Indenture.


                    The Securities of this series will also be redeemable
          at the option of the Company if a Tax Event or an Investment Company Event shall occur and be continuing, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Securities of this series then Outstanding plus any accrued and unpaid interest, including Additional Interest, if any, to the redemption date, upon not less than 30 nor more than 60 days' notice given as provided in the Indenture. "Tax Event" means the receipt by MP&L Capital I, a Delaware statutory business trust (the "Trust") of an opinion of counsel (which may be counsel to the Company or an affiliate but not an employee thereof and which must be acceptable to the Property Trustee under the Trust Agreement) experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the
          United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or
          after the date of original issuance of the    % Cumulative
          Quarterly Income Preferred Securities, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to income received or accrued on the Securities,
          (ii) interest payable by the Company on the Securities, is not, or within 90 days of the date thereof will not be, deductible, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges. "Investment Company Event" means the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority to the effect that the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which change in law becomes effective on or after the date of original issuance
          of the     % Cumulative Quarterly Income Preferred Securities.


                    The Securities of this series will also be redeemable, in whole but not in part, at the option of the Company upon the termination and liquidation of the Trust pursuant to an order for the dissolution, termination or liquidation of the Trust entered by a court of competent jurisdiction at a redemption price equal to 100% of the principal amount of the Securities of this series then Outstanding plus any accrued and unpaid interest, including Additional Interest, if any, to the redemption date, upon not less than 30 nor more than 60 days' notice given as provided in the Indenture.

                    In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

                    The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

                    The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture.

                    If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                    As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

                    No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                    The Company has the right at any time and from time to time during the term of the Securities of this series to extend the interest payment period to a period not exceeding 20 consecutive quarters (an "Extended Interest Payment Period"), and at the end of such Extended Interest Payment Period, the Company shall pay all interest then accrued and unpaid (together with interest thereon at the same rate as specified for the Securities of this series, compounded quarterly, to the extent permitted by applicable law); provided, however, that during such Extended Interest Payment Period the Company shall not declare or pay any dividend or distribution (other than a dividend or distribution in common stock of the Company) on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, or make any payment of principal on, interest or premium if any, on or repay, repurchase or redeem any indebtedness that is pari passu with the Securities of this series (including other Securities issued under the Indenture), or make any guarantee payments with respect to the foregoing. Prior to the termination of any such Extended Interest Payment Period, the Company may further extend the interest payment period, provided that such Extended Interest Payment Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Securities of this series. Upon the termination of any such Extended Interest Payment Period and the payment of all amounts then due, the Company may select a new Extended Interest Payment Period, subject to the above requirements. No interest during the Extended Interest Payment Period, except at the end thereof, shall be due and payable. The Company shall give the Holder of this Security notice of its selection of such Extended Interest Payment Period as provided in or pursuant to the Indenture.

                    The Securities of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

                    No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                    The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                    All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.